SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported):  July 11, 1997

                                 RAYTHEON COMPANY
              (Exact name of registrant as specified in its charter)


             Delaware                   1-2833             04-1760395
      (State of Incorporation)     (Commission File     (IRS Employer
                                        Number)         Identification
                                                             Number)

                   141 Spring Street
               Lexington, Massachusetts                      02173
          (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code:  (617) 862-6600



         Item 5.         OTHER EVENTS

                   On July 11, 1997, the Registrant ("Raytheon") entered into an agreement to sell three of the five business segments of the Raytheon Appliance Group (the "Appliance Group") to Goodman Manufacturing Company, L.P. ("Goodman"). Pursuant to the terms of the agreement, Goodman will purchase the home appliance, heating and air conditioning, and commercial cooking segments of the Appliance Group (the "Acquired Business"), and Raytheon will retain the commercial laundry and electronic controls segments. The consideration to be paid to Raytheon in connection with the Merger is $550 million, in cash, subject to adjustment for certain changes in the net working capital of the Acquired Business between December 31, 1996 and the closing date of the transaction. In addition, Raytheon has realized approximately $200 million from the sale of Appliance Group receivables.

                   In connection with entering into the transaction, Raytheon issued a press release on July 14, 1997, a copy of which is attached hereto as Exhibit 99.1 and is specifically incorporated herein by reference.





         ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                        INFORMATION AND EXHIBITS

                        (c) The following exhibits are filed as part of this report:


                        99.1   Press release, dated July 14, 1997.





                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  July 22, 1997


                                            RAYTHEON COMPANY


                                            By  /s/ Christoph L. Hoffmann
                                                _________________________
                                                Christoph L. Hoffmann
                                                Executive Vice President
                                                and Secretary





                                  EXHIBIT INDEX


         Exhibit
         Number         Description



         99.1           Press release, dated July 14, 1997.